PENSKE AUTOMOTIVE REPORTS THIRD QUARTER RESULTS
____________________________________________________________

Adjusted Income From Continuing Operations Increases to $30.9 Million

Adjusted EPS Increases 21% to $0.34

Adjusted SG&A Decreases 90 Basis Points to 81.3% of Gross Profit
___________________________________________________________

BLOOMFIELD HILLS, MI, October 30, 2009 – Penske Automotive Group, Inc. (NYSE: PAG), an international automotive retailer, today reported third quarter adjusted income from continuing operations attributable to PAG of $30.9 million, or $0.34 per share attributable to common shareholders, which compares to $26.6 million, or $0.28 per share, in the third quarter last year. Actual third quarter income from continuing operations attributable to PAG was $27.6 million, or $0.30 per share, compared with $23.9 million, or $0.25 per share, in the prior year. Net income attributable to common shareholders in the third quarter was $27.4 million, or $0.30 per share, compared with $22.2 million, or $0.24 per share, in the prior year.

Adjusted third quarter 2009 earnings exclude $3.4 million ($0.04 per share) of after-tax expenses, including: $1.9 million ($0.02 per share) incurred in connection with the Company’s terminated acquisition of the Saturn brand; $0.8 million ($0.01 per share) relating to our decision to close three franchises in the U.S.; and $0.7 million ($0.01 per share) relating to interest rate hedges of our variable rate floor plan notes payable due to decreases in outstanding floor plan notes payable below levels anticipated when the hedges were initiated. Adjusted third quarter 2008 earnings exclude an aggregate of $2.7 million ($0.03 per share) of after-tax costs related to severance, the termination of an acquisition agreement, and insurance deductibles relating to Hurricane Ike.

Total revenue in the third quarter was $2.6 billion compared to $3.0 billion in the same period last year. Total retail sales revenues decreased 10.4% versus the comparable prior year period, driven by continuing broad-based weakness in the U.S. automotive market compared to the prior year. Same-store total retail revenues declined 12.4%. Excluding changes relating to exchange rates, total same-store retail revenues declined 8.0%, including 3.5% for service and parts revenues.

“Our retail operations performed well during the third quarter, experiencing continued sequential improvement compared with the second quarter,” said Penske Automotive Chairman

Roger Penske. “The cash for clunkers program provided a welcome boost to our U.S. business during the quarter, and our U.K. operation continues to outperform in its market. Most importantly, our adjusted selling, general and administrative expenses declined by $32.1 million versus the prior year, improving 90 basis points as a percentage of gross profit, as our business continues to demonstrate the resiliency of the automotive retail model.”

Total revenues for the nine months ended September 30, 2009, decreased 25.4% to $7.1 billion. Adjusted income from continuing operations attributable to PAG for the nine months was $60.5 million, or $0.66 per share attributable to common shareowners, which compare to $97.4 million and $1.03 per share, in the comparable period in the prior year. Adjusted 2009 earnings exclude $6.5 million, or $0.07 per share, of after-tax gain relating to the repurchase in the first quarter of $69 million principal amount of the Company’s 3.5% Senior Subordinated Convertible Notes due 2026 and the third quarter costs outlined above relating to Saturn, the franchise closures and hedging. Adjusted 2008 earnings exclude the severance, transaction termination costs and deductibles outlined above. Actual income from continuing operations attributable to PAG and net income for the nine months ended September 30, 2009, were $63.6 million, or $0.69 per share, and $57.8 million, or $0.63 per share, respectively.

smart USA

During the third quarter, smart USA wholesaled 3,401 units. The challenging new vehicle sales environment in the U.S. continues to impact smart fortwo vehicle sales. In response, smart USA introduced new finance and marketing campaigns in October designed to sell through the balance of the 2009 model year inventory, which resulted in an after-tax reserve of $3.1 million, or $0.03 per share, in the third quarter. For the year, smart USA now expects to wholesale approximately 15,700 units.

Securities Repurchase Authority

The Company’s Board of Directors previously approved repurchases of up to $150 million of the Company’s outstanding common stock, debt and convertible debt. During the third quarter, the Company did not repurchase any securities and has $44 million remaining under the program.

Conference Call

Penske Automotive will host a conference call discussing financial results relating to the third quarter of 2009 on October 30, 2009, at 2:00 p.m. EDT. To listen to the conference call, participants must dial (800) 230-1085 [International, please dial (612) 288-0340]. The call will be simultaneously broadcast over the Internet through the Penske Automotive Group website at www.penskeautomotive.com.

About Penske Automotive

Penske Automotive Group, Inc., headquartered in Bloomfield Hills, Michigan, operates 310 retail automotive franchises, representing 40 different brands and 25 collision repair centers. Penske Automotive, which sells new and previously owned vehicles, finance and insurance products and replacement parts, and offers maintenance and repair services on all brands it represents. Penske Automotive has 160 franchises in 17 states and Puerto Rico and 150 franchises located outside the United States, primarily in the United Kingdom.

Penske Automotive, through its wholly-owned subsidiary smart USA Distributor LLC, is the exclusive distributor of the smart fortwo vehicle and related parts in the United States. smart USA supports 79 smart retail centers in the United States. Penske Automotive is a member of the Fortune 500 and Russell 1000 and has approximately 14,000 employees. smart and fortwo are registered trademarks of Daimler AG.

Caution Concerning Forward Looking Statements

Statements in this press release may involve forward-looking statements, including forward-looking statements regarding Penske Automotive Group, Inc.’s future sales potential. Actual results may vary materially because of risks and uncertainties, including external factors such as consumer credit conditions, any potential restructuring of the U.S. automotive sector, macro-economic factors, interest rate fluctuations, changes in consumer spending and other factors over which management has no control. These forward-looking statements should be evaluated together with additional information about Penske Automotive’s business, markets, conditions and other uncertainties which could affect Penske Automotive’s future performance. These risks and uncertainties are addressed in Penske Automotive’s Form 10-K for the year ended December 31, 2008, and its other filings with the Securities and Exchange Commission (“SEC”). This press release speaks only as of its date, and Penske Automotive disclaims any duty to update the information herein.

This release contains certain non-GAAP financial measures as defined under SEC rules, such as adjusted income from continuing operations attributable to PAG and related earnings per share, which exclude certain items disclosed in the release. The Company has reconciled these measures to the most directly comparable GAAP measures in the release. The Company believes that these non-GAAP financial measures improve the transparency of the Company’s disclosure and the period-to-period comparability of the Company’s results from operations.

Contacts:	Bob O’Shaughnessy Chief Financial Officer 248-648-2800 boshaughnessy@penskeautomotive.com

or
Anthony R. Pordon Senior Vice President 248-648-2540 tpordon@penskeautomotive.com

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Third Quarter
	2009	2008
Revenues:
New Vehicle	$1,339,016	$1,548,507
Used Vehicle	672,764	711,750
Finance and Insurance, Net	60,761	67,594
Service and Parts	336,313	359,186
Distribution	36,451	85,567
Fleet and Wholesale Vehicle	142,617	197,811

Total Revenues	2,587,922	2,970,415

Cost of Sales:
New Vehicle	1,226,127	1,421,906
Used Vehicle	613,384	659,814
Service and Parts	150,511	159,526
Distribution	36,353	72,362
Fleet and Wholesale Vehicle	138,592	199,489

Total Cost of Sales	2,164,967	2,513,097

Gross Profit	422,955	457,318
SG&A Expenses	347,968	380,176
Depreciation and Amortization	14,011	13,966

Operating Income	60,976	63,176
Floor Plan Interest Expense	(9,080)	(15,312)
Other Interest Expense	(13,468)	(16,159)
Debt Discount Amortization	(3,135)	(3,496)
Equity in Earnings of Affiliates	7,536	8,995

Income from Continuing Operations Before	42,829	37,204
Income Taxes
Income Taxes	(15,033)	(13,150)

Income from Continuing Operations	27,796	24,054
Loss from Discontinued Operations, Net of Tax	(134)	(1,682)

Net Income	27,662	22,372
Income Attributable to Non-Controlling Interests	(239)	(189)

Net Income Attributable to Common Shareholders	$27,423	$22,183

Income from Continuing Operations Per Diluted Share	$0.30	$0.25

Income Per Diluted Share	$0.30	$0.24

Diluted Weighted Average Shares Outstanding	91,625	93,801

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$27,796	$24,054
Income Attributable to Non-Controlling Interests	(239)	(189)

Income from Continuing Operations, net of tax	27,557	23,865
Loss from Discontinued Operations, net of tax	(134)	(1,682)

Net Income	$27,423	$22,183

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Statements of Income
(Amounts In Thousands, Except Per Share Data)
(Unaudited)

	Nine Months
	2009	2008
Revenues:
New Vehicle	$3,401,478	$4,899,269
Used Vehicle	1,944,098	2,309,456
Finance and Insurance, Net	163,664	216,573
Service and Parts	995,456	1,076,901
Distribution	169,716	247,758
Fleet and Wholesale Vehicle	388,266	720,190

Total Revenues	7,062,678	9,470,147

Cost of Sales:
New Vehicle	3,131,177	4,491,775
Used Vehicle	1,769,500	2,131,717
Service and Parts	449,903	474,857
Distribution	150,369	208,584
Fleet and Wholesale Vehicle	376,725	722,332

Total Cost of Sales	5,877,674	8,029,265

Gross Profit	1,185,004	1,440,882
SG&A Expenses	988,522	1,166,368
Depreciation and Amortization	40,654	40,623

Operating Income	155,828	233,891
Floor Plan Interest Expense	(27,571)	(48,512)
Other Interest Expense	(41,610)	(40,451)
Debt Discount Amortization	(9,908)	(10,488)
Equity in Earnings of Affiliates	11,716	13,322
Gain on Debt Repurchase	10,429	—

Income from Continuing Operations Before	98,884	147,762
Income Taxes
Income Taxes	(35,059)	(52,055)

Income from Continuing Operations	63,825	95,707
Loss from Discontinued Operations, Net of Tax	(5,794)	(2,747)

Net Income	58,031	92,960
Income Attributable to Non-Controlling Interests	(247)	(1,052)

Net Income Attributable to Common Shareholders	$57,784	$91,908

Income from Continuing Operations Per Diluted Share	$0.69	$1.00

Income Per Diluted Share	$0.63	$0.97

Diluted Weighted Average Shares Outstanding	91,563	94,841

Amounts Attributable to Common Shareholders:
Reported Income from Continuing Operations	$63,825	$95,707
Income Attributable to Non-Controlling Interests	(247)	(1,052)

Income from Continuing Operations, net of tax	63,578	94,655
Loss from Discontinued Operations, net of tax	(5,794)	(2,747)

Net Income	$57,784	$91,908

PENSKE AUTOMOTIVE GROUP, INC.
Consolidated Condensed Balance Sheets
(Amounts In Thousands)
(Unaudited)

	9/30/09	12/31/08
Assets
Cash and Cash Equivalents	$29,540	$20,108
Accounts Receivable, Net	322,539	294,048
Inventories	1,174,393	1,589,105
Other Current Assets	102,805	88,251
Assets Held for Sale	6,780	15,534

Total Current Assets	1,636,057	2,007,046
Property and Equipment, Net	711,766	662,121
Intangibles	1,009,902	974,035
Other Long-Term Assets	315,175	318,947

Total Assets	$3,672,900	$3,962,149

Liabilities and Equity
Floor Plan Notes Payable	$708,014	$964,783
Floor Plan Notes Payable – Non-Trade	380,453	506,688
Accounts Payable	183,143	178,282
Accrued Expenses	251,076	195,994
Current Portion Long-Term Debt	15,122	11,305
Liabilities Held for Sale	7,718	23,060

Total Current Liabilities	1,545,526	1,880,112
Long-Term Debt	955,469	1,052,060
Other Long-Term Liabilities	252,936	221,556

Total Liabilities	2,753,931	3,153,728
Equity	918,969	808,421

Total Liabilities and Equity	$3,672,900	$3,962,149

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data

	Third Quarter		Nine Months
	2009	2008	2009	2008
Total Retail Units:
New Retail	41,486	45,177	105,246	140,402
Used Retail	25,636	25,997	78,425	79,954

Total Retail	67,122	71,174	183,671	220,356

smart Wholesale Units	3,401	6,683	12,774	19,329

Same-Store Retail Units:
New Same-Store Retail	40,404	44,806	99,596	137,334
Used Same-Store Retail	24,703	25,813	73,241	78,259

Total Same-Store Retail	65,107	70,619	172,837	215,593

Same-Store Retail Revenue:
New Vehicles	$1,304,861	$1,539,015	$3,206,608	$4,790,478
Used Vehicles	646,433	707,390	1,801,094	2,253,792
Finance and Insurance, Net	59,073	67,222	155,275	212,621
Service and Parts	328,400	356,221	936,472	1,046,463

Total Same-Store Retail	$2,338,767	$2,669,848	$6,099,449	$8,303,354

Same-Store Retail Revenue Growth:
New Vehicles	(15.2%)	(21.1%)	(33.1%)	(12.0%)
Used Vehicles	(8.6%)	(13.0%)	(20.1%)	(4.9%)
Finance and Insurance, Net	(12.1%)	(16.1%)	(27.0%)	(5.6%)
Service and Parts	(7.8%)	(2.8%)	(10.5%)	(0.5%)
Revenue Mix:
New Vehicles	51.7%	52.1%	48.2%	51.7%
Used Vehicles	26.0%	24.0%	27.5%	24.4%
Finance and Insurance, Net	2.4%	2.3%	2.3%	2.3%
Service and Parts	13.0%	12.1%	14.1%	11.4%
Distribution	1.4%	2.9%	2.4%	2.6%
Fleet and Wholesale	5.5%	6.6%	5.5%	7.6%
Average Retail Selling Price:
New Vehicles	$32,276	$34,276	$32,319	$34,895
Used Vehicles	26,243	27,378	24,789	28,885
Gross Margin	16.3%	15.4%	16.8%	15.2%
Retail Gross Margin – by Product:
New Vehicles	8.4%	8.2%	7.9%	8.3%
Used Vehicles	8.8%	7.3%	9.0%	7.7%
Service and Parts	55.2%	55.6%	54.8%	55.9%

PENSKE AUTOMOTIVE GROUP, INC.
Selected Data (Continued)

	Third Quarter		Nine Months
	2009	2008	2009	2008
Gross Profit per Retail Transaction:
New Vehicles	$2,721	$2,802	$2,568	$2,902
Used Vehicles	2,316	1,998	2,226	2,223
Finance and Insurance	905	950	891	983
Brand Mix:
BMW	21%	23%	21%	22%
Toyota / Lexus	20%	19%	19%	19%
Honda / Acura	14%	15%	15%	15%
Audi	10%	9%	10%	9%
Mercedes Benz	9%	10%	9%	10%
Porsche	4%	3%	4%	3%
Land Rover	4%	4%	4%	4%
Ferrari / Maserati	3%	3%	3%	4%
Other	15%	14%	15%	14%

	100%	100%	100%	100%
Premium	63%	65%	64%	65%
Foreign	32%	31%	31%	30%
Domestic Big 3	5%	4%	5%	5%

	100%	100%	100%	100%
Revenue Mix:
U.S.	64%	64%	64%	63%
International	36%	36%	36%	37%

	100%	100%	100%	100%
Rent Expense	$41,067	$40,580	$123,348	$120,197
			9/30/09	12/31/08

Debt to Total Capital Ratio			51%	57%
Debt Covenant Compliance (U.S.):
Current Ratio (min 1.00:1)			1.06:1	1.07:1
Fixed Charge Coverage Ratio (min 1.00:1)			1.16:1	1.24:1
Ratio of Non-Floorplan Debt to Stockholders’ Equity (max 1.30:1)			0.69:1	0.86:1
Funded Debt to EBITDA Ratio (max 2.50:1)			1.44:1	1.26:1
Debt Covenant Compliance (U.K.):
Capital Expenditures (max £50 million)			£14.8	£29.5
EBITAR to Fixed Charges (min 1.50:1)			2.21x	1.76x
Debt to EBITAR (max 3.25:1)			1.16x	1.45x